EXHIBIT 99.1

              World Acceptance Corporation Reports Record

                        Second Quarter Results



    GREENVILLE, S.C., Oct. 22 /PRNewswire-FirstCall/ -- World Acceptance

Corporation (Nasdaq: WRLD) today reported record revenue, net income and loans for its second fiscal quarter ended September 30, 2003.

    Net income for the second quarter rose 32.0% to $6.1 million, or $0.32 per diluted share, compared with $4.6 million, or $0.26 per diluted share, for the same quarter of the prior year. Total revenues for the quarter increased

15.3% to $41.7 million from $36.1 million for the prior year quarter.

    Gross loans outstanding increased to $283.5 million at September 30,

2003, an 11.1% increase over the $255.2 million in balances outstanding at

September 30, 2002, and a 6.3% increase since the beginning of the fiscal year.

    "World Acceptance's earnings remained strong in the second quarter driven by higher loan volume, higher revenue from insurance and other products,

improved margins and increased leverage of our general and administrative expenses," stated Doug Jones, President and CEO. "Our excellent earnings progress was offset somewhat by a higher provision for loan losses this quarter that rose 22.7% to $9.3 million compared with the second quarter of last year. We believe the higher provision reflects the continued softness in the economy but believe our provision for loan losses provides adequate reserves based on continuing review of our loan portfolio."

    Several key return ratios remained very high during the quarter, as the return on average assets (annualized) amounted to 10.4% and the annualized return on average equity was 19.0%. This compares with an 8.6% return on assets and a 18.4% return on equity for the quarter ended September 30, 2002.

    Net earnings continued to benefit from reduced interest rates as interest expense decreased by 20.6% over the two quarterly periods, with an approximate decrease of 7.1% in average total debt outstanding during the most recent quarter. Net charge-offs as a percentage of average loans outstanding amounted to 16.0% during the most recent quarter compared to 14.7% during the three-

month period ending September 30, 2002.



    Six-Month Results



    For the first six months of the fiscal year, net income was $11.7 million,

or $0.62 per diluted share, representing a 26.6% increase over the $9.3 million, or $0.50 per diluted share, for the prior year six-month period.

Total revenues for the first six months of fiscal 2004 were $81.9 million, a

15.5% increase over the $71.0 million during the corresponding period of the previous year.

    During the first six months of the fiscal year, the Company opened or acquired 18 offices and closed two non-performing offices, leaving a total of

486 offices at September 30, 2003.



    About World Acceptance



    World Acceptance Corporation is one of the largest small-loan consumer finance companies, operating 486 offices in eleven states. It is also the parent company of ParaData Financial Systems, a provider of computer software solutions for the consumer finance industry.



    Second Quarter Conference Call



    The senior management of World Acceptance Corporation will be discussing these results in its quarterly conference call to be held at 2:00 P.M. Eastern time today. Interested parties may participate in this call by dialing 1-888-

792-8459. A simulcast of the conference call is also available on the Internet at http://www.firstcallevents.com/service/ajwz391201311gf12.html. The call will be available for replay on the Internet for approximately 30 days.



    This press release may contain various "forward-looking statements" within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended,

that represent the Company's expectations or beliefs concerning future events.

Such forward-looking statements are about matters that are inherently subject to risks and uncertainties. Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include changes in the timing and amount of revenues that may be recognized by the Company, changes in current revenue and expense trends (including trends affecting charge-offs), changes in the

Company's markets and changes in the economy (particular in the markets served by the Company). Such factors are discussed in greater detail in the Company's filings with the Securities and Exchange Commission. World Acceptance

Corporation is not responsible for updating the information contained in this press release beyond the publication date, or for changes made to this document by wire services or Internet services.



                         World Acceptance Corporation



                     Consolidated Statements of Operations

            (unaudited and in thousands, except per share amounts)



                                  Three Months Ended   Six Months Ended

                                       Sept. 30,           Sept. 30,

                                    2003      2002      2003      2002



    Interest & fees                $36,549   $32,341   $70,954   $62,337

    Insurance & other                5,127     3,805    10,985     8,628



       Total revenues               41,676    36,146    81,939    70,965

    Expenses:

      Provision for loan losses      9,328     7,605    17,257    13,968

      General and administrative

       expenses

        Personnel                   14,511    13,068    29,860    26,711

        Occupancy & equipment        2,443     2,252     4,745     4,352

        Data processing                446       438       922       868

        Advertising                  1,171     1,021     2,454     2,015

        Intangible amortization        566       537     1,122     1,086

        Other                        2,824     2,890     5,500     5,359



                                    21,961    20,206    44,603    40,391

      Interest expense                 928     1,169     1,919     2,201



        Total expenses              32,217    28,980    63,779    56,560



    Income before taxes              9,459     7,166    18,160    14,405

    Income taxes                     3,358     2,543     6,447     5,113



    Net income                      $6,101    $4,623   $11,713    $9,292



    Diluted earnings per share       $0.32     $0.26     $0.62     $0.50



    Diluted weighted average

     shares outstanding             19,163    18,070    18,962    18,489





                          Consolidated Balance Sheets

                         (unaudited and in thousands)



                                            Sept. 30, Mar. 31,  Sept. 30,

                                              2003      2002      2002

         ASSETS

    Cash                                      $3,133    $4,022    $4,155

    Gross loans receivable                   283,485   266,753   255,187

      Less: Unearned interest &

       fees                                  (69,228)  (63,578)  (62,690)

      Allowance for loan losses              (17,053)  (15,098)  (14,596)



        Loans receivable, net                197,204   188,077   177,901

    Property and equipment, net                8,238     8,298     7,649

    Intangible assets                         14,304    14,599    15,343

    Other assets                              12,576    13,321    12,334



                                            $235,455  $228,317  $217,382



         LIABILITIES AND SHAREHOLDERS' EQUITY

    Liabilities:

      Notes payable                           97,432   102,532   109,582

      Accounts payable and

       accrued expenses                        5,148     9,744     5,091



        Total liabilities                    102,580   112,276   114,673

    Shareholders' equity                     132,875   116,041   102,709



                                            $235,455  $228,317  $217,382





                       Selected Consolidated Statistics

                            (dollars in thousands)



                                  Three Months Ended   Six Months Ended

                                       Sept. 30,           Sept. 30,

                                    2003      2002      2003      2002



    Expenses as a percent of

     total revenues:

      Provision for loan losses       22.4%     21.0%     21.1%     19.7%

      General and administrative

       expenses                       52.7%     55.9%     54.4%     56.9%

      Interest expense                 2.2%      3.2%      2.3%      3.1%



    Average gross loans

     receivable                   $282,578  $252,379  $276,957  $243,133



    Average loans receivable      $213,684  $191,036  $209,822  $184,340



    Loan volume                   $209,007  $185,093  $417,751  $367,853



    Net charge-offs as percent

     of average loans                 16.0%     14.7%     14.7%     14.1%



    Return on average assets          10.4%      8.6%     10.1%      8.9%



    Return on average equity          19.0%     18.4%     18.9%     18.4%



    Offices opened (closed)

     during the period, net             13         7        16        20



    Offices open at end of period      486       461       486       461



SOURCE  World Acceptance Corporation

    -0-                             10/22/2003

    /CONTACT:  Sandy McLean, Chief Financial Officer of World Acceptance

Corporation, +1-864-298-9800/

    /Audio: http://www.firstcallevents.com/service/ajwz391201311gf12.html /

    (WRLD)



CO:  World Acceptance Corporation

ST:  South Carolina

IN:  FIN

SU:  ERN CCA